Exhibit 10.1
EPICEPT GmbH Gerrn Dr. Oliver Wiedemann Goethestr. 4 80336 Munchen Programm Beteiligungskapital fur kleine Technologleunternehmen hier: Prolongation der Ruckzahlungsvereinbarung Sehr geehrter Herr Dr. Wiedemann, vielen Dank fur lhr Schreiben vom 11. November 2008. Aufgrund des von lhnen geschilderten Sachverhaltes sind wir bereit, 1.) die Ruckzahlungsvereinbarung vom 17./20. Dezember 2007 bis zum 30. Juni 2009 zu verlangern unter der Bedingung, dass 2.) die seit dem 01. Juli 2008 bis zum 31. Dezember 2008 aufgelaufene Festvergutung in Hohe von 56.000,01 EUR bezahlt sowie der Halbjahresbericht per 30. September 2008 in das Internetportal VContarget eingestellt wird. Der Zinsbetrag ist zum 01. Januar 2009 ohne Abfuhrungen an lhr zustandiges Finanzamt direkt an die lhnen bekannte Bankverbindung der KfW zu unerweisen. Vom 01. Januar 2009 an genten die Regelungen der Ruckzahlungsvereinbarung unverandert fort. Dieses Schreiben haben wir in zweifacher ausfertigung as Sie versandt und bitten Sie, uns lhr Einverstandnis zu der vorgeschlagenen VBorgehensweise durch lhrs Unterschrift auf dem dafur vorgesehenen Feld zu dokumentieren und uns ein Exemplar zuruck zu senden.

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tbg
KFW-MITTELSTANDSBANK

Einverstanden:

München, den 25.11.2008

EpiCept GmbH

···EPICEPT GMBH
80336 München • Goethestraße 4
Tel. 089/680872-0 • Fax 089/680872-20

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Mit freundlichen Grüßen

tbg Technologie-Beteiligungs-Gesellschaft mbH

Michael Steinmetzer

i.V. Andreas Jahn